Exhibit 3.1

FORM BCA 2.10 (rev. Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone	(217) 782-9522
(217)782-6961
http://www.cyberdriveillinois.com

Remit payment in the form of a cashier’s check, certified check, money order or an Illinois attorney’s or CPA’s check payable to the Secretary of State. SEE NOTE 1 TO DETERMINE FEES

Filing Fee: $150.00 Franchise Tax $25.00 Total $175.00 File # 6725-4171 Approved:  /s/ kk

                    Submit in duplicate                     Type or Print clearly in black ink                   Do not write above this line

1.        CORPORATE NAME: New Midland States, Inc.

(The corporate name must contain the word “corporation”, “company,” “Incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Douglas	J.	Tucker
		First Name	Middle Initial	Last name

133 W. Jefferson Avenue
	Initial Registered Office:	Number Street	Suite #	(A P.O. BOX ALONE IS NOT ACCEPTABLE)

		Effingham	62401	Effingham
		City	ZIP Code	County

3.        Purpose or purposes for which the corporation is organized:

(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4.        Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

		Number of Shares	Number of Shares	Consideration to be
Class	Par Value	Authorized	Proposed to be Issued	Received Therefor
See attached Exhibit A.				$

			TOTAL=	$

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

5. OPTIONAL:     (a) Number of directors constituting the initial board of directors of the corporation:

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Address	City, State, ZIP

6. OPTIONAL

(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$151,500,363.00

(b)	It is estimated that the value of the property to be located within the state of Illinois during the following year will be:	$3,616,274.00

(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$61,242.00

(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$58,287.00

7. OPTIONAL:    OTHER PROVISIONS        See attached

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.                             NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	October 21,	2010
	(Month & Day)	Year

Signature and Name		Address

1.	/s/ Douglas J. Tucker	1.	133 W. Jefferson Avenue
	Signature		Street
	Douglas J. Tucker		Effingham	Illinois	62401
	(Type or Print Name)		City/Town	State	ZIP Code
2.		2.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code
3.		3.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer. Type or print officer’s name and title beneath signature.

Note 1: Fee Schedule

The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this State. (Minimum initial franchise tax is $25)

The filing fee is $150

The minimum total due (franchise tax + filing fee) is $175.

Note 2: Return to:

(Firm name)

(Attention)

(Mailing Address)

(City, State, ZIP Code)

EXHIBIT A

TO THE

ARTICLES OF INCORPORATION

OF

NEW MIDLAND STATES, INC.

Article 4

AUTHORIZED STOCK

Section 4.1            Authorized Shares.  The aggregate number of shares of stock which the corporation shall have authority to issue is Forty Four Million (44,000,000) shares of stock, consisting of Forty Million (40,000,000) shares of Common Stock, par value of $0.01 per share, and Four Million (4,000,000) shares of Preferred Stock, par value of $2.00. The proposed number of shares to be issued is 100 shares of Common Stock and the consideration to be received therefore is $100. No shares of Preferred Stock are proposed to be issued.

Section 4.2            Common Stock.  Except as otherwise provided in any resolution or resolutions adopted by the board of directors providing for the issuance of a class of Common Stock, the Common Stock shall:  (a) have the exclusive voting power of the corporation, (b) entitle the holders thereof to one vote per share at all meetings of the shareholders of the corporation, (c) entitle the holders to share ratably, without preference over any other shares of the corporation, in all assets of the corporation in the event of any dissolution, liquidation or winding up of the corporation, and (d) entitle the record holders thereof on such record dates as are determined, from time to time by the board of directors, to receive such dividends, if any, if, as and when declared by the board of directors.

Section 4.3            Preferred Stock.  The shares of Preferred Stock may be issued from time to time in one or more series.  The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

Section 4.4            No Pre-emptive Rights.  No holder of any class of shares of the corporation shall, as such holder, have any preemptive or preferential right to (a) purchase or subscribe to any shares of any class of stock of the corporation, whether now or hereafter authorized, whether unissued or in treasury, or (b) purchase any obligations convertible into shares of any class of stock of the corporation, in either case which at any time may be proposed to be issued by the corporation or subjected to rights or options to purchase granted by the corporation.

Section 4.5            Unclaimed Dividends.  Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the shareholder entitled thereto for a period of five (5) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

Article 5
BOARD OF DIRECTORS

Section 5.1            Size; Qualifications.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which shall consist of no fewer than six (6) and no greater than eleven (11) persons, as fixed from time to time by resolution of not less than two-thirds of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be seven (7) until otherwise fixed as described immediately above.  Directors need not be residents of the State of Illinois and need not be shareholders of the corporation.

Section 5.2            Powers.  In addition to the powers and authority expressly conferred upon them by statute or by these Articles of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

Section 5.3            Classification of Board of Directors.  The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year.  Directors of Class I shall hold office for an initial term expiring at the 2011 annual meeting, directors of Class II shall hold office for an initial term expiring at the 2012 annual meeting and directors of Class III shall hold office for an initial term expiring at the 2013 annual meeting.  At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.  Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by not less than two-thirds of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.  If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible.

Section 5.4            Quorum.  The greater of:  (a) a majority of the directors at any time in office; and (b) one-third of the number of directors fixed pursuant to paragraph Section 5.1 of this Article shall constitute a quorum of the board of directors.  If at any meeting of the board of directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

Section 5.5            Action at Meeting.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors unless a greater number is required by law or by these articles of incorporation.

Section 5.6            Resignation and Removal of Directors.  A director may resign at any time upon written notice to the board of directors.  Notwithstanding any other provisions of these articles of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these articles of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for “cause” as defined below, and only by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of shareholders or at a meeting of the shareholders for which the notice of the meeting names the director or directors to be removed at said meeting.  For the purposes of removal of a director, “cause” shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or willful misconduct in the performance of such director’s duty to the Corporation and such adjudication is no longer subject to direct appeal.

Section 5.7            No Cumulative Voting.  There shall be no cumulative voting for directors of the corporation.

Section 5.8            No Written Ballots.  Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

Article 6
BYLAWS

The bylaws may be amended, altered or repealed by resolution adopted by not less than two-thirds of the number of directors as may be fixed from time to time, in the manner prescribed herein, or in a manner otherwise provided in the bylaws.  The bylaws of the corporation may also be amended, altered or repealed by the shareholders of the corporation, provided, however, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors.

Article 7

AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

Article 8

INDEMNIFICATION

Subject to the limits of applicable federal and state banking law and regulation, the corporation shall indemnify each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise in accordance with, and to the fullest extent authorized by, the Illinois Business Corporation Act, as the same now exists or may be hereafter amended.  No amendment to or repeal of this Article shall apply to or have any effect on the rights of any individual referred to in this Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

Article 9

PERSONAL LIABILITY OF DIRECTORS

To the fullest extent permitted by the Illinois Business Corporation Act, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.  If the Illinois Business Corporation Act is amended or interpreted to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Illinois Business Corporation Act as so amended or interpreted.

Article 10

ADDITIONAL VOTING REQUIREMENTS

Section 10.1         Voting Requirements.  Except as otherwise expressly provided in Section 10.3 of this Article, and notwithstanding any other provision of these articles of incorporation:

(a)           any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;

(b)           any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;

(c)           the amendment, alteration, change or repeal of these articles of incorporation; and

(d)           the voluntary dissolution of the corporation;

shall require the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding stock of the corporation entitled to vote thereon.  Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified, by law or otherwise in these articles of incorporation or by the bylaws of the corporation.

Section 10.2         Subsidiary.  For purposes of this Article, the term “Subsidiary” means any entity in which the corporation beneficially owns, directly or indirectly, more than 75% of the outstanding voting stock.  The phrase “voting security” as used in Section 10.1 of this Article shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.

Section 10.3         Exceptions.  Notwithstanding anything contained in this Article or applicable law to the contrary, any action or transaction described in Section 10.1 of this Article that is:

(a)           approved at any time prior to its consummation by resolution adopted by not less than two-thirds of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or

(b)           with any entity of which a majority of all of the classes of equity is owned of record or beneficially by the corporation; or

(c)           a merger with another entity which may be authorized without action by the shareholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Illinois;

shall only require the affirmative vote of the holders of at least a majority of the voting power of all outstanding stock of the corporation entitled to vote thereon.

Section 10.4         Construction.  The interpretation, construction and application of any provision or provisions of this Article and the determination of any facts in connection with the application of this Article, shall be made by not less than two-thirds of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.  Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this Article.

Article 11

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

To the extent not already applicable to the corporation, the provisions of Section 7.85 of the Illinois Business Corporation act, as the same now exists or may hereafter be amended or as such Section 7.85 may hereafter be renumbered or recodified, will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 7.85.

Article 12

SHAREHOLDERS’ ACTION

Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

Article 13

NON-SHAREHOLDER INTERESTS

In connection with the exercise of its judgment in determining what is in the best interests of this Corporation and its shareholders when evaluating a proposal by another person or persons to make a tender or exchange offer for any equity security of this Corporation or any subsidiary, to merge or consolidate with this corporation or any subsidiary or to purchase or otherwise acquire all or substantially all of the assets of this Corporation or any subsidiary, the board of directors of this Corporation may consider all of the following factors and any other factors which it deems relevant:  (i) the adequacy of the amount to be paid in connection with any such transaction; (ii) the social and economic effects of the transaction on the Corporation and its subsidiaries and the other elements of the communities in which the Corporation or its subsidiaries operate or are located; (iii) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; (iv) the competence, experience, and integrity of the acquiring person or persons and its or their management; and (v) any antitrust or other legal or regulatory issues which may be raised by any such transaction.

(g)           Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph 3 with respect to the rights of the holders of the Series C Preferred Stock. Notwithstanding the foregoing, to the extent the Corporation has a rights plan in effect with respect to the Common Stock on any date upon which Series C Preferred Stock is converted, upon conversion, the holder will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such date, the rights have separated from the shares of Common Stock in accordance with the provisions of such rights plan.

(h)           Adjustment for Reclassification, Exchange or Substitution.  If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph 3), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(i)            Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph 3) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series C Preferred Stock would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 3 with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph 3 (including adjustment of the Conversion Prices and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

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(j)            Sale of Shares Below Conversion Price.

(i)            If at any time or from time to time after the Original Issue Date, the Corporation shall issue or sell Additional Shares of Common Stock (as hereinafter defined), other than as a dividend as provided in paragraph 3(f) above, and other than upon a subdivision or combination of shares of Common Stock as provided in paragraph 3(e) above, for a consideration per share less than the Conversion Price for the Series C Preferred Stock (or, if an adjusted Conversion Price shall be in effect by reason of a previous adjustment, then less than such adjusted Conversion Price), then and in each case the applicable Conversion Price for the Series C Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (B) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price, and the denominator of which shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (Y) the number of such Additional Shares of Common Stock so issued.

(ii)           For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock purchasable on the conversion of Series C Preferred Stock as provided above, the consideration received by the Corporation for any issue or sale of securities shall,

(A)                               to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Corporation in connection with such issue or sale,

(B)                               to the extent it consists of services or property other than cash, be computed at the fair value of such services or property as determined in good faith by the Board of Directors; and

(C)                               if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iii)          For the purpose of the adjustment provided in subparagraph (i) of this paragraph 3(j), if at any time or from time to time after the Original Issue Date the Corporation shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as “Convertible Securities”), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the then existing Conversion Price for the Series C Preferred Stock, the Corporation shall be deemed to have

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issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such shares, or an amount equal to the total amount of the consideration, if any, received by the Corporation for the rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Corporation upon exercise or conversion of such options or rights. For purposes of the foregoing, “Effective Price” shall mean the quotient determined by dividing the total of all such consideration by such maximum number of Additional Shares of Common Stock.  No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities.

(iv)          For the purpose of the adjustment provided for in subparagraph (i) of this paragraph 3(j), if at any time or from time to time after the Original Issue Date the Corporation shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the current Conversion Price, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the conversion of such Convertible Securities. For purposes of the foregoing, “Effective Price” shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock.  No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

The provisions of subparagraph (iii) above for the readjustment of such Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities,

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shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subparagraph (iv).

(k)           Definition.  The term “Additional Shares of Common Stock” as used herein shall mean all shares of Common Stock issued or deemed issued by the Corporation after the Original Issue Date, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock issued upon conversion of the Series C Preferred Stock and (ii) any shares of Common Stock (as adjusted for all stock dividends, stock splits, subdivisions and combinations) issued to employees, officers, directors, consultants or other persons performing services for the Corporation (if so issued solely because of any such person’s status as an officer, director, employee, consultant or other person performing services for the Corporation and not as part of any offering of the Corporation’s securities) pursuant to any stock option plan, stock purchase plan or management incentive plan, agreement or arrangement approved by the Board.

(l)            Accountants’ Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series C Preferred Stock, the Corporation, at its expense, shall cause independent certified public accountants of recognized standing selected by the Corporation (who may be the independent certified public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect for each series of the Series C Preferred Stock and (iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Series C Preferred Stock.

(m)          Notices of Record Date.  In the event of any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, the Corporation shall mail to each holder of Series C Preferred Stock (other than any such holder who is also a holder of record, or the affiliate of a holder of record, of the Corporation’s Common Stock, or is a director or executive officer, or an affiliate of a director or executive officer, of the Corporation) at least 20 days prior to the record date specified therein, a notice specifying (A) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (B) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

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(n)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Corporation’s Board of Directors.  Whether or not the fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder holds at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(o)           Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock.  As a condition precedent to the taking of any action which would cause an adjustment to the Conversion Price, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient in order that it may validly and legally issue the shares of its Common Stock issuable based upon such adjusted Conversion Price.

(p)           Notices.  Any notice required by the provisions of this paragraph 3 to be given to the holder of shares of the Series C Preferred Stock shall be deemed given (i) when delivered by hand, (ii) when delivered by Federal Express or a similar overnight courier to each holder of record at his or her address appearing on the books of the Corporation or (iii) five days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed to each holder of record at his or her address appearing on the books of the Corporation.

(q)           Payment of Taxes.  The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(r)            No Dilution or Impairment.  The Corporation shall not amend its articles of incorporation, as amended, or participate in any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of

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the material terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against dilution or other impairment.

4.             Voting Rights.

(a)           The Series C Preferred Stock shall have no voting rights except as provided herein or as otherwise from time to time required by law.

(b)           Whenever dividends payable on the Series C Preferred Stock have not been paid for three or more Dividend Periods, whether or not consecutive, the holders shall have the right, with holders of any other series of securities of the Corporation ranking equally with the Series C Preferred Stock as to dividends that have similar voting rights and on which dividends likewise have not been paid (the “Voting Parity Securities”), voting together as a class, at a special meeting called at the request of holders of at least 20% of the shares of Series C Preferred Stock outstanding or of holders of at least 20% of the shares of any Voting Parity Securities (unless such request for a special meeting is received less than 90 calendar days before the date fixed for the next annual or special meeting of the Corporation’s shareholders, in which event such election shall be held only at such next annual or special meeting of the Corporation’s shareholders) or at the Corporation’s next annual or special meeting of the Corporation’s shareholders, to elect two additional directors to the Board of Directors; provided that the election of any such director does not cause the Corporation to violate the applicable corporate governance requirements or any applicable exchange or trading market where the Common Stock is then listed or quoted, as the case may be; and provided, further, that at no time will the Corporation’s Board of Directors include more than two directors elected pursuant to this paragraph 4(b). At any meeting held for the purpose of electing such a director, the presence in person or by proxy of the holders of shares representing at least a majority of the voting power of the Series C Preferred Stock and any Voting Parity Securities, voting together as a class, shall be required to constitute a quorum of such shares.  The affirmative vote of the holders of Series C Preferred Stock and holders of any Voting Parity Securities, voting together as a class, representing a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(c)           Upon the election of any such directors, the number of directors that comprise the board of directors shall be increased by such number of directors.  Such directors shall be elected to terms that are the shorter of the next annual meeting of the Corporation and such time as full dividends have been paid on the Series C Preferred Stock for at least three consecutive Dividend Periods.  In the event such term expires prior to the time full dividends have been paid on the Series C Preferred Stock for at least three consecutive Dividend Periods, any such directors may be elected to successive terms of similar duration until full dividends have been paid on the Series C Preferred Stock for at least three consecutive Dividend Periods.  Holders of Series C Preferred Stock, together with holders of any Voting Parity Securities, voting together as a class, may remove any director they elected.  Any vacancy created by the removal of any such director shall be filled only by the vote of the holders of the Series C Preferred Stock and holders of any Voting Parity Securities, voting together as a class.  If the office of either such director becomes

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vacant for any reason other than removal, the remaining director may choose a successor who will hold office for the unexpired term of the vacant office.

(d)           So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote, in person or by proxy, or written consent of the holders of at least 75% of the shares of the Series C Preferred Stock, voting as a separate class:

(i)            amend the articles of incorporation, as amended, to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or distribution of assets on liquidation of the Corporation; as well as any amendment of the articles of incorporation, as amended, or amended and restated bylaws that would alter or change the voting powers, preferences or special rights of the Series C Preferred Stock so as to materially and adversely affect them; provided that the amendment of the articles of incorporation, as amended, so as to authorize or create, or to increase the authorized amount of any shares of any class or series or any securities convertible into shares of any class or series of stock of the Corporation ranking on a parity with or junior to the Series C Preferred Stock with respect to dividends and in the distribution of assets on liquidation, dissolution or winding-up of the Corporation shall not be deemed to materially and adversely affect the voting powers, preferences or special rights of the Series C Preferred Stock; or

(ii)           consummate a binding share exchange, a reclassification involving the Series C Preferred Stock or a merger or consolidation of the Corporation with another entity; provided, however, that the holders of Series C Preferred Stock shall have no right to vote under this provision or otherwise under Illinois law if in each case (A) both (1) the Series C Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent) that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) the Series C Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights, taken as a whole, as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series C Preferred Stock, or (B) the Corporation has exercised its mandatory conversion rights pursuant to paragraph 3(c) hereof in connection with such consummation.

(e)           The number of votes of each share of Series C Preferred Stock and any Voting Parity Securities participating in the votes described above shall be calculated on an as converted basis or, if not all of such stock is convertible or exchangeable for Common Stock, shall be in proportion to the liquidation preference of such share.

5.             Redemption Rights.

(a)           The Corporation shall have the right at any time after the fifth anniversary of the Original Issue Date (the “Redemption Date”) to call and redeem all (but not less than all) of the outstanding shares of Series C Preferred Stock at a price of $10,000 per share, plus any authorized, declared and unpaid dividends thereon, without accumulation of any undeclared

12

dividends, through the Redemption Date (the “Redemption Price”).  Redemption of the Series C Preferred Stock is subject to receipt by the Corporation of any required prior approvals from the Board of Governors of the Federal Reserve System or any other regulatory authority.

(b)           Not less than 30 days nor more than 60 days prior to the Redemption Date, written notice (the “Redemption Notice”) shall be mailed, first class postage prepaid, to the holders of the shares of the Series C Preferred Stock at their address last shown on the records of the Corporation.  The Redemption Notice shall state: (i) the number of shares being redeemed; (ii) what the Redemption Date and Redemption Price are; (iii) that the holders’ voluntary Conversion Rights (as defined in paragraph 3) shall terminate; and (iv) that each holder is to surrender to the Corporation, in the manner and at the place designated, the certificates representing the shares of Series C Preferred Stock to be redeemed.

(c)           On or before the Redemption Date, the holders of shares of Series C Preferred Stock being redeemed, unless a holder has exercised his or her right to convert the shares as provided in paragraph 3 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

(d)           If the Redemption Notice shall have been duly given, and if on or before the Redemption Date the Redemption Price has been set aside by the Corporation, then all shares of Series C Preferred Stock shall no longer be outstanding, shall be cancelled and retired and shall cease to exist.  Each certificate formerly representing any shares of the Series C Preferred Stock shall thereafter represent only the right to receive the Redemption Price.

6.             Liquidation.  Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, the amount of $10,000 per share, plus any authorized, declared and unpaid dividends through the date of such distribution, without accumulation of any undeclared dividends, before any payment or distribution shall be made on the Common Stock but pro rata with and in proportion to the liquidation rights of the holders of any other series of preferred stock with parity rights upon liquidation that are then outstanding. In the event the assets of the Corporation available for distribution to the holders of shares of the Series C Preferred Stock upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this paragraph 6, then all of the assets of the Corporation to be distributed to such holders of Series C Preferred Stock shall be distributed ratably to the holders of Series C Preferred Stock.  After the payment to the holders of the shares of the Series C Preferred Stock of the full amounts provided for in this paragraph 6, the holders of the Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

7.             Information Rights.  The holders of shares of Series C Preferred Stock shall be entitled to receive audited annual financial statements of the Corporation, as soon as such statements become available.

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FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said issue of Series C Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the articles of incorporation, as amended, of the Corporation pursuant to the provisions of the Illinois Business Corporation Act.

IN WITNESS WHEREOF, New Midland States, Inc. has caused this Statement of Resolution Establishing Series to be signed this 25th day of October, 2010, by a duly authorized officer, who affirms, under penalties of perjury, that the facts stated herein are true.

NEW MIDLAND STATES, INC.

By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President & Corporate Counsel

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STATEMENT OF RESOLUTION ESTABLISHING SERIES

OF

SERIES D 9% NON-CUMULATIVE PERPETUAL CONVERTIBLE
PREFERRED STOCK

OF

NEW MIDLAND STATES, INC.

Pursuant to and in accordance with Section 6.10 of the Illinois Business Corporation Act of 1983 (the “IBCA”), the undersigned corporation made the following statement:

ARTICLE 1

The name of the corporation is New Midland States, Inc. (the “Corporation”).

ARTICLE 2

That pursuant to the authority vested in the board of directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Articles of Incorporation of the Corporation (the “Articles”), the Board of Directors on October 25, 2010, adopted the following resolution creating a series of 4,400 shares of Preferred Stock designated as “Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles, a series of Preferred Stock, par value $2.00 per share, of the Corporation is hereby created, such series to be known as Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

1.             Issuance.  The Board of Directors (the “Board”) of the Corporation has determined that 4,400 shares of the authorized and unissued preferred stock be identified as “Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock” and has authorized such shares for issuance at a price of $10,000 per share (hereinafter referred to as the “Series D Preferred Stock”).  The date on which the Series D Preferred Stock is originally issued shall hereinafter be referred to as the “Original Issue Date.”

2.             Dividends.

(a)           Dividends on the Series D Preferred Stock will be payable semi-annually in arrears, when, as and if authorized by the Board of Directors and declared by the Corporation out of legally available funds, on a non-cumulative basis on the $10,000 per share liquidation preference, at an annual rate equal to 9%.  Subject to the foregoing, dividends will be payable in arrears on December 1 and June 1 of each year (each, a “Dividend Payment Date”) commencing on June 1, 2011, or, if any such day is not a business day, the next business day.  Each dividend will be payable to holders of record as they appear on the Corporation’s stock register on the fifteenth day of the month prior to the month in which the relevant Dividend Payment Date occurs.  Each period from and including a Dividend Payment Date (or the date of the issuance of the Series D Preferred Stock) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period”.  Dividends payable for each Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  If a scheduled Dividend Payment Date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after that Dividend Payment Date to the date the dividend is paid.

(b)           Dividends on the Series D Preferred Stock will be non-cumulative.  If for any reason the Board of Directors does not authorize and the Corporation does not declare full cash dividends on the Series D Preferred Stock for a Dividend Period, the Corporation will have no obligation to pay any dividends for that period, whether or not the Board of Directors authorizes and the Corporation declares dividends on the Series D Preferred Stock for any subsequent Dividend Period.  The Corporation is not obligated to and will not pay holders of the Series D Preferred Stock any dividend in excess of the dividends on the Series D Preferred Stock that are payable as described above.  There is no sinking fund with respect to dividends.

(c)           The Series D Preferred Stock created hereby shall rank equally, as to dividends, with the Corporation’s Series C 9% Non-Cumulative Perpetual Convertible Preferred Stock (the “Series C Preferred Stock”).  The Corporation may not declare or pay or set apart for payment full dividends on any series of preferred stock ranking, as to dividends, equally with or junior to the Series D Preferred Stock unless the Corporation has previously declared and paid or set apart for payment, or the Corporation contemporaneously declares and pays or sets apart for payment, full dividends on the Series D Preferred Stock for the most recently completed Dividend Period.  When dividends are not paid in full on the Series D Preferred Stock and any series of preferred stock ranking equally as to dividends, all dividends upon the Series D Preferred Stock and such equally ranking series will be declared and paid pro rata.  For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the then-current dividend payments due on shares of Series D Preferred Stock and the aggregate of the current and accrued dividends due on any equally ranking series.  The Corporation will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series D Preferred Stock.  Unless the Corporation has paid or declared and set aside for payment full dividends on the Series D Preferred Stock for the most recently completed Dividend Period, the Corporation will not:

•                                          declare or make any dividend payment or distribution on any junior ranking stock, other than a dividend paid in junior ranking stock, or

•                                          redeem, purchase, otherwise acquire or set apart money for a sinking fund for the redemption of any junior or equally ranking stock, except by conversion into or exchange for junior ranking stock.

As used herein, “junior to the Series D Preferred Stock,” “junior ranking stock” and like terms refer to the Corporation’s Common Stock and any other class or series of the Corporation’s capital stock over which the Series D Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the Corporation’s liquidation, dissolution or winding up, and “equally ranking” and like terms refer to the Series C Preferred Stock, and any other class or series of the Corporation’s capital stock that ranks on a parity with the Series D Preferred Stock in the payment of dividends or in the distribution of assets on the Corporation’s liquidation, dissolution or winding up. Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Board of Directors or a duly authorized committee of the board, may be declared and paid on the Corporation’s Common Stock and any other stock ranking equally with or junior to the Series D Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series D Preferred Stock will not be entitled to participate in those dividends.

3.             Conversion.  The holders of the Series D Preferred Stock shall have the following conversion rights (the “Conversion Rights”) and be subject to the following provisions with respect to the conversion of Series D Preferred Stock:

(a)           Right to Convert.  Each share of Series D Preferred Stock may be converted at any time at the option of the holder into fully paid and nonassessable shares of Common Stock, at the Conversion Price (as hereafter defined) as provided herein, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Series D Preferred Stock or Common Stock.

(b)           Conversion Price.  Each share of Series D Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $10,000 by the Conversion Price per share.  The Conversion Price per share shall be equal to $23.00 (the “Conversion Price”).  (The Conversion Price of $23.00 has been proportionately adjusted to reflect the prior conversion of each one (1) share of the common stock of Midland States Bancorp, Inc., a Delaware corporation and the predecessor company to the Corporation, into ten (10) shares of the Corporation’s Common Stock, and is equal to one-tenth of 143% of the book value per share of $160.76 at December 31, 2009, of the common stock of Midland States Bancorp, Inc., the predecessor company).

(c)           Mandatory Conversion; Unpaid Dividends.

(i)            Except as limited or restricted by the terms of any outstanding Series C Preferred Stock, The Corporation shall have the right at any time (the “Mandatory Conversion Date”) after the fifth anniversary of the Original Issue Date to call and convert all (but not less than all) of the outstanding shares of Series D Preferred Stock into shares of Common Stock if, on the date the Corporation gives the Conversion Notice (as hereinafter defined), the Book Value Per Share of the Corporation’s Common Stock equals or exceeds $18.487.  (This targeted Book Value Per Share of the Corporation’s Common Stock of $18.487 has been proportionately adjusted to reflect the prior conversion of each one (1) share of the common stock of Midland States Bancorp, Inc., a Delaware corporation and the predecessor company to the Corporation, into ten (10) shares of the Corporation’s Common Stock, and is equal to one-tenth of 115% of the book value per share of $160.76 at December 31, 2009, of the common stock of Midland States Bancorp, Inc., the predecessor company).  “Book Value Per Share of the Corporation’s Common Stock” at any date means the result obtained by dividing (i) the Corporation’s total common shareholders’ equity at that date, by (ii) the number of shares of Common Stock then outstanding, net of any shares held in the treasury.

(ii)           Not less than 30 days nor more than 60 days prior to the Mandatory Conversion Date, written notice (the “Conversion Notice”) shall be mailed, first class postage prepaid, to the holders of the shares of the Series D Preferred Stock at their address last shown on the records of the Corporation.  The Conversion Notice shall state: (A) the number of shares being converted; (B) the Mandatory Conversion Date; (C) that the holders’ voluntary Conversion Rights (as herein defined) shall terminate; and (D) that each holder is to surrender to the Corporation, in the manner and at the place designated, the certificates representing the shares of Series D Preferred Stock to be converted.

(iii)          On or before the Mandatory Conversion Date, the holders of shares of Series D Preferred Stock being converted shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Conversion Notice, and thereupon a certificate or certificates for the number of shares of Common Stock into which such shares of Series D Preferred Stock have been converted shall be issued to the person whose name appears on such surrendered certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

(iv)          If the Conversion Notice shall have been duly given, and if on the Mandatory Conversion Date the required number of shares of Common Stock are issuable, all shares of Series D Preferred Stock shall no longer be outstanding, shall be cancelled and retired and shall cease to exist.  Each certificate formerly representing any shares of the Series D Preferred Stock shall thereafter represent only the right to receive (A) the corresponding shares of Common Stock, plus cash in lieu of any fractional shares of Common Stock due upon conversion of shares of Series D Preferred Stock, (B) the amount of dividends or other distributions with a record date after the Mandatory Conversion Date but prior to the surrender date, and with a payment date at, prior or subsequent to surrender date, not paid with respect to the Common Stock issuable upon conversion, less the amount of any withholding taxes which may be required thereon and (C) the amount equal to any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends, on such Series D Preferred Stock (the “Net Accrued Dividends”) through such Mandatory Conversion Date.

(d)           Mechanics of Voluntary Conversion; Unpaid Dividends.

(i)            Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent of the Series D Preferred Stock or Common Stock, and shall give written notice by mail, postage prepaid, to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series D Preferred Stock being converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Thereupon the Corporation shall promptly issue and deliver at such office to such holder of Series D Preferred Stock or to the nominee or nominees of such holder a certificate or certificates for the number of shares of Common Stock to which he shall be entitled.

(ii)           Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.  A holder of Series D Preferred Stock who surrenders shares of Series D Preferred Stock for conversion shall be entitled to receive from the Corporation on the date of such surrender an amount in cash equal to the Net Accrued Dividends on such surrendered shares of Series D Preferred Stock, but any future dividends with respect to the surrendered shares of Series D Preferred Stock shall cease to accrue after such surrender and all rights with respect to such shares shall forthwith after such surrender terminate.

(e)           Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price shall be proportionately decreased; conversely, if the Corporation shall at any time or from time to time after the Original Issue Date reduce the outstanding shares of Common Stock by a stock combination, the Conversion Price shall be proportionately increased.  Any adjustment under this paragraph 3(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)            Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series D Preferred Stock shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series D Preferred Stock by a fraction:

(i)            the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series D Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series D Preferred Stock shall be adjusted pursuant to this paragraph 3(f) as of the time of actual payment of such dividends or distributions.

(g)           Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph 3 with respect to the rights of the holders of the Series D Preferred Stock. Notwithstanding the foregoing, to the extent the Corporation has a rights plan in effect with respect to the Common Stock on any date upon which Series D Preferred Stock is converted, upon conversion, the holder will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such date, the rights have separated from the shares of Common Stock in accordance with the provisions of such rights plan.

(h)           Adjustment for Reclassification, Exchange or Substitution.  If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph 3), then and in each such event the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(i)            Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph 3) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series D Preferred Stock would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 3 with respect to the rights of the holders of the Series D Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this paragraph 3 (including adjustment of the Conversion Prices and the number of shares purchasable upon conversion of the Series D Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(j)            Sale of Shares Below Conversion Price.

(i)            If at any time or from time to time after the Original Issue Date, the Corporation shall issue or sell Additional Shares of Common Stock (as hereinafter defined),

other than as a dividend as provided in paragraph 3(f) above, and other than upon a subdivision or combination of shares of Common Stock as provided in paragraph 3(e) above, for a consideration per share less than the Conversion Price for the Series D Preferred Stock (or, if an adjusted Conversion Price shall be in effect by reason of a previous adjustment, then less than such adjusted Conversion Price), then and in each case the applicable Conversion Price for the Series D Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (B) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price, and the denominator of which shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (Y) the number of such Additional Shares of Common Stock so issued.

(ii)           For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock purchasable on the conversion of Series D Preferred Stock as provided above, the consideration received by the Corporation for any issue or sale of securities shall,

(A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Corporation in connection with such issue or sale,

(B) to the extent it consists of services or property other than cash, be computed at the fair value of such services or property as determined in good faith by the Board of Directors; and

(C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iii)          For the purpose of the adjustment provided in subparagraph (i) of this paragraph 3(j), if at any time or from time to time after the Original Issue Date the Corporation shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as “Convertible Securities”), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the then existing Conversion Price for the Series D Preferred Stock, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such shares, or an amount equal to the total amount of the consideration, if any, received by the Corporation for the rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Corporation upon exercise or conversion of such options or rights. For purposes of the foregoing, “Effective Price” shall mean the quotient determined by dividing the total of all such consideration by such maximum number of Additional Shares of Common Stock.  No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities.

(iv)          For the purpose of the adjustment provided for in subparagraph (i) of this paragraph 3(j), if at any time or from time to time after the Original Issue Date the Corporation shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the Conversion Price, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the conversion of such Convertible Securities. For purposes of the foregoing, “Effective Price” shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock.  No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

The provisions of subparagraph (iii) above for the readjustment of such Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this subparagraph (iv).

(k)           Definition.  The term “Additional Shares of Common Stock” as used herein shall mean all shares of Common Stock issued or deemed issued by the Corporation after the Original Issue Date, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock issued upon conversion of the Series D Preferred Stock and (ii) any shares of Common Stock (as adjusted for all stock dividends, stock splits, subdivisions and combinations) issued to employees, officers, directors, consultants or other persons performing services for the Corporation (if so issued solely because of any such person’s status as an officer, director, employee, consultant or other person performing services for the Corporation and not as part of any offering of the Corporation’s securities) pursuant to any stock option plan, stock purchase plan or management incentive plan, agreement or arrangement approved by the Board.

(l)            Accountants’ Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series D Preferred Stock, the Corporation, at its expense, shall cause independent certified public accountants of recognized standing selected by the Corporation (who may be the independent certified public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series D Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect for each series of the Series D Preferred Stock and (iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Series D Preferred Stock.

(m)          Notices of Record Date.  In the event of any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, the Corporation shall mail to each holder of Series D Preferred Stock (other than any such holder who is also a holder of record, or the affiliate of a holder of record, of the Corporation’s Common Stock, or is a director or executive officer, or an affiliate of a director or executive officer, of the Corporation) at least 20 days prior to the record date specified therein, a notice specifying (A) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (B) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(n)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of shares of Series D Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Corporation’s Board of Directors.  Whether or not the fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder holds at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(o)           Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock.  As a condition precedent to the taking of any action which would cause an adjustment to the Conversion Price, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient in order that it may validly and legally issue the shares of its Common Stock issuable based upon such adjusted Conversion Price.

(p)           Notices.  Any notice required by the provisions of this paragraph 3 to be given to the holder of shares of the Series D Preferred Stock shall be deemed given (i) when delivered by hand, (ii) when delivered by Federal Express or a similar overnight courier to each holder of record at his or her address appearing on the books of the Corporation or (iii) five days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed to each holder of record at his or her address appearing on the books of the Corporation.

(q)           Payment of Taxes.  The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series D Preferred Stock or shares of Common Stock or other securities issued on account of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series D Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(r)            No Dilution or Impairment.  The Corporation shall not amend its articles of incorporation, as amended, or participate in any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the material terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against dilution or other impairment.

4.             Voting Rights.

(a)           The Series D Preferred Stock shall have no voting rights except as provided herein or as otherwise from time to time required by law.

(b)           Whenever dividends payable on the Series D Preferred Stock have not been paid for three or more Dividend Periods, whether or not consecutive, the holders shall have the right, with holders of any outstanding Series C Preferred Stock and any other series of securities of the Corporation ranking equally with the Series D Preferred Stock as to dividends that have similar voting rights and on which dividends likewise have not been paid (the “Voting Parity Securities”), voting together as a class, at a special meeting called at the request of holders of at least 20% of the shares of Series D Preferred Stock outstanding or of holders of at least 20% of the shares of any Voting Parity Securities (unless such request for a special meeting is received less than 90 calendar days before the date fixed for the next annual or special meeting of the Corporation’s shareholders, in which event such election shall be held only at such next annual or special meeting of the Corporation’s shareholders) or at the Corporation’s next annual or special meeting of the Corporation’s shareholders, to elect two additional directors to the Board of Directors; provided that the election of any such director does not cause the Corporation to violate the applicable corporate governance requirements or any applicable exchange or trading market where the Common Stock is then listed or quoted, as the case may be; and provided, further, that at no time will the Corporation’s Board of Directors include more than two directors elected pursuant to this paragraph 4(b). At any meeting held for the purpose of electing such a director, the presence in person or by proxy of the holders of shares representing at least a majority of the voting power of the Series D Preferred Stock and any Voting Parity Securities, voting together as a class, shall be required to constitute a quorum of such shares.  The affirmative vote of the holders of Series D Preferred Stock and holders of any Voting Parity Securities, voting together as a class, representing a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(c)           Upon the election of any such directors, the number of directors that comprise the board of directors shall be increased by such number of directors.  Such directors shall be elected to terms that are the shorter of the next annual meeting of the Corporation and such time as full dividends have been paid on the Series D Preferred Stock for at least three consecutive Dividend Periods.  In the event such term expires prior to the time full dividends have been paid on the Series D Preferred Stock for at least three consecutive Dividend Periods, any such directors may be elected to successive terms of similar duration until full dividends have been paid on the Series D Preferred Stock for at least three consecutive Dividend Periods.  Holders of Series D Preferred Stock, together with holders of any Voting Parity Securities, voting together as a class, may remove any director they elected.  Any vacancy created by the removal of any such director shall be filled only by the vote of the holders of the Series D Preferred Stock and holders of any Voting Parity Securities, voting together as a class.  If the office of either such director becomes vacant for any reason other than removal, the remaining director may choose a successor who will hold office for the unexpired term of the vacant office.

(d)           So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without the vote, in person or by proxy, or written consent of the holders of at least 75% of the shares of the Series D Preferred Stock, voting as a separate class:

(i)            amend the articles of incorporation, as amended, to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or distribution of assets on liquidation of the Corporation; as well as any amendment of the articles of incorporation, as amended, or amended and restated bylaws that would alter or change the voting powers, preferences or special rights of the Series D Preferred Stock so as to materially and adversely affect them; provided that the amendment of the articles of incorporation, as amended, so as to authorize or create, or to increase the authorized amount of any shares of any class or series or any securities convertible into shares of any class or series of stock of the Corporation ranking on a parity with or junior to the Series D Preferred Stock with respect to dividends and in the distribution of assets on liquidation, dissolution or winding-up of the Corporation shall not be deemed to materially and adversely affect the voting powers, preferences or special rights of the Series D Preferred Stock; or

(ii)           consummate a binding share exchange, a reclassification involving the Series D Preferred Stock or a merger or consolidation of the Corporation with another entity; provided, however, that the holders of Series D Preferred Stock shall have no right to vote under this provision or otherwise under Illinois law if in each case (A) both (1) the Series D Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent) that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) the Series D Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights, taken as a whole, as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series D Preferred Stock, or (B) the Corporation has exercised its mandatory conversion rights pursuant to paragraph 3(c) hereof in connection with such consummation.

(e)           The number of votes of each share of Series D Preferred Stock and any Voting Parity Securities participating in the votes described above shall be calculated on an as converted basis or, if not all of such stock is convertible or exchangeable for Common Stock, shall be in proportion to the liquidation preference of such share.

5.             Redemption Rights.

(a)           Subject to any restrictions under the terms of any outstanding Series C Stock, the Corporation shall have the right at any time after the fifth anniversary of the Original Issue Date (the “Redemption Date”) to call and redeem all (but not less than all) of the outstanding shares of Series D Preferred Stock at a price of $10,000 per share, plus any authorized, declared and unpaid dividends thereon, without accumulation of any undeclared dividends, through the Redemption Date (the “Redemption Price”). Redemption of the Series D Preferred Stock is subject to receipt by the Corporation of any required prior approvals from the Board of Governors of the Federal Reserve System or any other regulatory authority.

(b)           Not less than 30 days nor more than 60 days prior to the Redemption Date, written notice (the “Redemption Notice”) shall be mailed, first class postage prepaid, to the holders of the shares of the Series D Preferred Stock at their address last shown on the records of the Corporation.  The Redemption Notice shall state: (i) the number of shares being redeemed; (ii) what the Redemption Date and Redemption Price are; (iii) that the holders’ voluntary Conversion Rights (as defined in paragraph 3) shall terminate; and (iv) that each holder is to surrender to the Corporation, in the manner and at the place designated, the certificates representing the shares of Series D Preferred Stock to be redeemed.

(c)           On or before the Redemption Date, the holders of shares of Series D Preferred Stock being redeemed, unless a holder has exercised his or her right to convert the shares as provided in paragraph 3 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

(d)           If the Redemption Notice shall have been duly given, and if on or before the Redemption Date the Redemption Price has been set aside by the Corporation, then all shares of Series D Preferred Stock shall no longer be outstanding, shall be cancelled and retired and shall cease to exist.  Each certificate formerly representing any shares of the Series D Preferred Stock shall thereafter represent only the right to receive the Redemption Price.

6.             Liquidation.  Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, the amount of $10,000 per share, plus any authorized, declared and unpaid dividends through the date of such distribution, without accumulation of any undeclared dividends, before any payment or distribution shall be made on the Common Stock but pro rata with and in proportion to the liquidation rights of the holders of any other series of preferred stock with parity rights upon liquidation that are then outstanding. In the event the assets of the Corporation available for distribution to the holders of shares of the Series D Preferred Stock upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this paragraph 6, then all of the assets of the Corporation to be distributed to such holders of Series D Preferred Stock shall be distributed ratably to the holders of Series D Preferred Stock.  After the payment to the holders of the shares of the Series D Preferred Stock of the full amounts provided for in this paragraph 6, the holders of the Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

7.             Information Rights.  The holders of shares of Series D Preferred Stock shall be entitled to receive audited annual financial statements of the Corporation, as soon as such statements become available.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said issue of Series D Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the articles of incorporation, as amended, of the Corporation pursuant to the provisions of the Illinois Business Corporation Act.

IN WITNESS WHEREOF, New Midland States, Inc. has caused this Statement of Resolution Establishing Series to be signed this 25th day of October, 2010, by a duly authorized officer, who affirms, under penalties of perjury, that the facts stated herein are true.

NEW MIDLAND STATES, INC.

By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President & Corporate Counsel

FORM BCA 11.25 (rev. Dec. 2003)

ARTICLES OF MERGER,

CONSOLIDATION OR EXCHANGE

Business Corporation Act

Secretary of State

Department of Business Services

501 S. Second St., Rm. 350

Springfield, IL 62756

217-782-6961

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

Filing fee is $100, but if merger or consolidation involves more than two corporations, submit $50 for each additional corporation.

EFF 12/31/10	File #	6725-417-1	Filing Fee: $100.00	Approved:	/s/ DS

                Submit in duplicate                Type or Print clearly in black ink                  Do not write above this line

NOTE: Strike inapplicable words in Items 1, 3, 4 and 5.

merge

1.     Names of Corporations proposing to ~~consolidate~~ and State or Country of incorporation.

~~exchange shares~~

Name of Corporation	State or Country of Incorporation	Corporation File Number

Midland States Bancorp, Inc.	Delaware	5520-656-2
New Midland States, Inc.	Illinois	6725-417-1

2.     The laws of the state or country under which each Corporation is incorporated permits such merger, consolidation or exchange.

surviving

3.     a.  Name of the ~~new~~ corporation: New Midland States, Inc.

~~acquiring~~

b.  Corporation shall be governed by the laws of: Illinois

For more space, attach additional sheets of this size.

merger

4.     Plan of ~~consolidation~~ is as follow:

~~exchange~~

Please see attached Exhibit A.

1

merger

5.     The ~~consolidation~~   was approved, as to each Corporation not organized in Illinois, in compliance with the laws of the

~~exchange~~       state under which it is organized, and (b) as to each Illinois Corporation, as follows:

The following items are not applicable to mergers under §11.30  —  90 percent-owned subsidiary provisions. (See Article 7 on page 3.)

Mark an “X” in one box only for each Illinois Corporation.

Name of Corporation:

By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the Articles of Incorporation voted in favor of the action taken. (§11.20)

By written consent of the shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with §7.10 and §11.20.

By written consent of ALL shareholders entitled to vote on the action, in accordance with §7.10 and §11.20.

New Midland States, Inc.	☐	☐	☒

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

6.     Not applicable if surviving, new or acquiring Corporation is an Illinois Corporation.

It is agreed that, upon and after the filing of the Articles of Merger, Consolidation or Exchange by the Secretary of State of the State of Illinois:

a.     The surviving, new or acquiring Corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any Corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such Corporation organized under the laws of the State of Illinois against the surviving, new or acquiring Corporation.

b.     The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring Corporation to accept service of process in any such proceedings, and

c.     The surviving, new or acquiring Corporation will promptly pay to the dissenting shareholders of any Corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of The Business Corporation Act of 1983 of the State of Illinois with respect to the rights of dissenting shareholders.

2

7.     Complete if reporting a merger under §11.30 — 90 percent-owned subsidiary provisions.

a.     The number of outstanding shares of each class of each merging subsidiary Corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent Corporation:

Number of Shares of Each
Class Owned Immediately
	Total Number of Shares	Prior to Merger by the
Name of Corporation	Outstanding of Each Class	Parent Corporation

b.     Not applicable to 100 percent-owned subsidiaries.

The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary Corporation was                                   ,                   .

Month & Day    Year

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary Corporations received?   ☐ Yes   ☐ No

(If “No,” duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and the notice of the right to dissent to the shareholders of each merging subsidiary Corporation.)

8.     The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct. All signatures must be in BLACK INK.

Dated	December 30 ,	2010	New Midland States, Inc.
	Month & Day	Year	Exact Name of Corporation

	/s/ JEFF LUDWIG
	Any Authorized Officer’s Signature

	JEFF LUDWIG EVP, CFO
	Name and Title (type or print)

Dated	December 30 ,	2010	Midland States Bancorp, Inc.
	Month & Day	Year	Exact Name of Corporation

	/s/ JEFF LUDWIG
	Any Authorized Officer’s Signature

	JEFF LUDWIG EVP, CFO
	Name and Title (type or print)

Dated	,
	Month & Day	Year	Exact Name of Corporation

	Any Authorized Officer’s Signature

	Name and Title (type or print)

3

Exhibit A

to the

Articles of Merger

of

Midland States Bancorp, Inc.

and

New Midland States, Inc.

PLAN OF MERGER

A copy of the Agreement and Plan of Merger (the “Agreement”) as entered into as of the 22nd day of October, 2010, between New Midland States, Inc., an Illinois corporation (“Newco”), and Midland States Bancorp, Inc., a Delaware corporation (“Midland”), is on file at the principal office of Newco.

1.             The Merger. In accordance with the terms and subject to the conditions of the Agreement, Midland will merge with and into Newco (the “Merger”), and the separate corporate existence of Midland will terminate. Newco will be the surviving corporation and will continue its corporate existence under the laws of the State of Illinois.

2.             Effective Time. The Merger shall become effective at 11:59 p.m. central time on December 31, 2010, following the filing of these Articles of Merger with the Illinois Secretary of State (the “Effective Time”).

3.             Effects of Merger on Capital Stock. At the Effective Time, each of the 100 shares of the issued and outstanding common stock of Newco owned by the sole shareholder of Newco immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Newco, Midland or the holders of the capital stock of Newco or Midland, shall be cancelled.

At the Effective Time:

(a)                            each of the shares of the issued and outstanding common stock of Midland owned by the stockholders of Midland immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Midland, Newco or the holders of the common stock of Midland, shall be converted into ten (10) fully paid and non-assessable shares of the common stock of Newco;

(b)                            each of the shares of the issued and outstanding common stock of Midland owned by the stockholders of Midland immediately prior to the Effective Time that is restricted or not fully vested shall upon conversion have the same restrictions or vesting arrangements applicable to such shares as prior to the conversion;

(c)                             each of the shares of the issued and outstanding Series C 9% Non- Cumulative Perpetual Convertible Preferred Stock of Midland owned by the stockholders of Midland immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Midland, Newco or the holders of the preferred stock of Midland, shall be converted into one share of the Series C 9% Non-Cumulative Perpetual Convertible Preferred Stock of Newco; and

(d)                            each of the shares of the issued and outstanding Series D 9% Non- Cumulative Perpetual Convertible Preferred Stock of Midland owned by the stockholders of Midland immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Midland, Newco or the holders of the preferred stock of Midland, shall be converted into one share of the Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock of Newco.

4.             Amendment to the Articles of Incorporation. At the Effective Time, Article 1 of the Articles of Incorporation of Newco shall be amended to read in its entirety as follows.

ARTICLE 1

Name of the Corporation: Midland States Bancorp, Inc.

2

FORM BCA 10.30 (rev. Dec. 2003)

ARTICLES OF AMENDMENT

Business Corporation Act

Secretary of State	FILED	PAID
Department of Business Services	AUG 26 2013	AUG 28 2013
Springfield, IL 62756	JESSE WHITE	EXPEDITED
217-782-1832	SECRETARY OF STATE	SECRETARY OF STATE
www.cyberdriveillinois.com
Remit payment in the form of a
check or money order payable
to Secretary of State.		CP0143186

File # 67254171 Filing Fee: $50 Approved:

– – – – Submit in duplicate – – – – Type or Print clearly in black ink – – – – Do not write above this line – – – –

1.	Corporate Name (See Note 1 on page 4.): Midland States Bancorp, Inc.

2.	Manner of ‘Adoption of Amendment:
	The following amendment to the Articles of incorporation was adopted on	May 6	,	2013
	in the manner indicated below:	Month & Day		Year

Mark an “X” In one box only.

	☐	By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)

	☐	By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)

☐

By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)

☒

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)

☐

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3.	Text of Amendment:

	a.	When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.

Article 1: Name of the Corporation:
New Name

(All changes other than name include on page 2.)

Printed by authority of the State of Illinois. February 2008 - 5M - C 173.14

1

Text of Amendment

b.	If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

For more space, attach additional sheets of this size.

Please refer to Exhbit A attached hereto.

2

EXHIBIT A

AMENDMENT TO THE ARTICLES OF INCORPORATION OF

MIDLAND STATES BANCORP, INC.

RESOLVED, that Article Four of the Articles of Incorporation be amended by replacing the same with the following:

“ARTICLE 4

AUTHORIZED STOCK

Section 4.1  Authorized Shares.  The aggregate number of shares of stock which the corporation shall have authority to issue is Forty-Four Million (44,000,000) shares of stock, consisting of Thirty-Five Million (35,000,000) shares of Common Stock, par value of $0.01 per share, Five Million (5,000,000) shares of Non-Voting Common Stock, par value of $0.01 per share, and Four Million (4,000,000) shares of Preferred Stock, par value of $2.00.

Section 4.2  Common Stock.  Except as otherwise provided in any resolution or resolutions adopted by the board of directors providing for the issuance of a class of Common Stock, the Common Stock shall: (a) have the exclusive voting power of the corporation, (b) entitle the holders thereof to one vote per share at all meetings of the shareholders of the corporation, (c) entitle the holders to share ratably, without preference over any other shares of the corporation, in all assets of the corporation in the event of any dissolution, liquidation or winding up of the corporation, and (d) entitle the record holders thereof on such record dates as are determined, from time to time by the board of directors, to receive such dividends, if any, if, as and when declared by the board of directors.

Section 4.3  Non-Voting Common Stock.  Except as otherwise provided in any resolution or resolutions adopted by the board of directors providing for the issuance of an additional class of Non-Voting Common Stock, shares of the Non-Voting Common Stock shall for all purposes be treated as shares of Common Stock and entitle the holders thereof to any and all rights and privileges afforded to holders of Common Stock; provided, however, that holders of Non-Voting Common Stock shall not be entitled to vote on any matter presented to the shareholders of the corporation for their action or consideration.

Section 4.4  Preferred Stock.  The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease

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shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

Section 4.5  No Pre-emptive Rights.  No holder of any class of shares of the corporation shall, as such holder, have any preemptive or preferential right to: (a) purchase or subscribe to any shares of any class of stock of the corporation, whether now or hereafter authorized, whether unissued or in treasury; or (b) purchase any obligations convertible into shares of any class of stock of the corporation, in either case which at any time may be proposed to be issued by the corporation or subjected to rights or options to purchase granted by the corporation.

Section 4.6  Unclaimed Dividends.  Any and all right, title, interest and claim in or to any dividends declared by the corporation, whether in cash, stock, or otherwise, which are unclaimed by the shareholder entitled thereto for a period of five (5) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the corporation, its transfer agents or other agents or depositaries shall at such time become the absolute property of the corporation, free and clear of any and all claims of any persons whatsoever.”

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4.

The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (if not applicable, insert “No change”):

No Change.

5.	a.			The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert “No change”):
(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No Change.

b.

The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert “No change”): (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.) (See Note 6 on page 4.)

						Before Amendment	After Amendment

	Paid-in Capital:					$	$ No Change

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6.	The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

	Dated	August 26	,	2013		Midland States Bancorp, Inc.
		Month & Day		Year		Exact Name of Corporation

/s/ Douglas J. Tucker
Any Authorized Officer’s Signature

Douglas J. Tucker, Senior Vice President
Name and Title (type of print)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

	Dated			,
		Month & Day			Year

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